As filed with the Securities and Exchange Commission on June 20, 2017

Registration No. 333-214371

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1458152
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

350 Hills Street, Suite 106

Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

2016 Equity Incentive Plan

(Full title of the plan)

Thomas C. LaVoy

Chief Executive Officer

IsoRay, Inc.

350 Hills Street, Suite 106

Richland, Washington 99354

(509) 375-1202

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Stephen R. Boatwright

Gallagher & Kennedy, P.A.

2575 E. Camelback Road

Phoenix, Arizona 85016

(602) 530-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to IsoRay Inc.’s (the “Registrant”) Registration Statement on Form S-8 (Registration No. 333-214371) (the “Registration Statement”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the IsoRay Inc. 2016 Equity Incentive Plan (the “Plan”). On May 4, 2017, the Registrant’s board of directors terminated the Plan. Securities are no longer offered under the Registration Statement. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richland, State of Washington, on this 19th day of June, 2017.

ISORAY, INC.

By:	/s/ Thomas C. LaVoy
Thomas C. LaVoy, Chairman and
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas C. LaVoy	Chief Executive Officer and Chairman	June 19, 2017
Thomas C. LaVoy

/s/ Matthew Branson	Principal Financial Officer and Controller	June 20, 2017
Matthew Branson

/s/ Philip J. Vitale	Director	June 17, 2017
Philip J. Vitale

/s/ Michael W. McCormick	Director	June 19, 2017
Michael W. McCormick

/s/ Alan Hoffmann	Director	June 16, 2017
Alan Hoffmann